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                                    NOTE


$800,000.00                                                    August 29, 1997
                                                        Minneapolis, Minnesota


   1. FOR VALUE RECEIVED, CASINO RESOURCE CORPORATION, a Minnesota corporation, (the "COMPANY") hereby promises to pay to the order of LYLE BERMAN FAMILY GENERAL PARTNERSHIP, a Minnesota general partnership ("BFP"), at Grand Casinos, Inc., c/o Kenneth W. Brimmer, 130 Cheshire Lane, Minnetonka, MN 55305, or at such other place as may be specified in writing by BFP to the Company, in lawful money of the United States of America, in immediately available funds, the principal sum of EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($800,000.00) pursuant to that certain Loan Agreement dated as of August 29, 1997 by and between the Company, Casino Building Corporation, a Minnesota corporation ("CBC") and BFP (the "LOAN AGREEMENT"), together with interest thereon, commencing on September 3, 1997, as set forth in Section
1.02 of the Loan Agreement.

   2. The principal balance and any accrued and unpaid interest shall be due and payable in full on the first annual anniversary date of the opening of the Casino (the "NOTE DUE DATE"); PROVIDED, HOWEVER, in the event the Casino has not opened by April 1, 1998, then BFP may immediately accelerate the Note Due Date.

   3. Until the Note Due Date, the Company shall only pay interest on the unpaid principal balance which shall be payable in monthly installments. The first monthly installment of interest shall be due and payable October 10, 1997; the remaining monthly installments of interest shall be due and payable on or before the tenth (10th) day of each succeeding month.

   4. This Note is issued pursuant to the terms of the Loan Agreement between the Company and BFP dated as of the date hereof (the "LOAN AGREEMENT") and is secured by all the issued and outstanding common stock of CBC pursuant to the terms of the Stock Pledge Agreement dated as of the date hereof.

   5. This Note may not be prepaid, in whole or in part, without the prior written consent of BFP.

   6. Upon the occurrence of an Event of Default or at any time thereafter, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall, at the option of BFP, become immediately due and payable, without notice or demand.

   7. As used herein, the following terms shall have the meaning assigned thereto in the Loan Agreement: Event of Default and Stock Pledge Agreement.

   8. The Company hereby irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to this Note, the Loan Agreement, the Stock Pledge Agreement and any instrument, agreement or document related thereto, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding

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may be heard and determined in such Minnesota state or federal court.  The
Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to the Company's last known address. The Company agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding, shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of BFP to serve legal process in any other manner permitted by law or affect the right of BFP to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction to the extent permitted by law.

   9. This Note shall be construed in accordance with the laws of the state of Minnesota, without giving effect to conflict of laws principles thereof. Upon the occurrence of an Event of Default hereunder, the undersigned agrees to pay all costs and expenses of collection incurred by BFP related to such Event of Default, including reasonable attorneys' fees, whether or not suit is commenced. The undersigned hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest hereon.

                                   CASINO RESOURCE CORPORATION

                                   By  _______________________________________
                                            John J. Pilger
                                            Its President

                                                  "COMPANY"



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